EXHIBIT 99.1

URGENTLY ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS

Achieves Revenue In Line With Expectations With Record Gross Margin

VIENNA, VA – May 13, 2025 – Urgent.ly Inc. (Nasdaq: ULY) (“Urgently”), a U.S.-based leading provider of digital roadside and mobility assistance technology and services, today reported financial results for the first quarter ended March 31, 2025.

“I am pleased with our solid start to the year, as we delivered revenue in line with our expectations and record gross margin of 26%. In addition, we achieved GAAP operating loss improvement of 71% and non-GAAP operating loss improvement of 93%, or $0.4 million, which was ahead of our guidance for non-GAAP operating loss of $1.0 million. By almost all key measures, we delivered our best quarter as a public company, and I am proud of the tireless effort across the organization to achieve these results. As we look ahead to the balance of the year, we expect to deliver positive sequential revenue growth during the third quarter, sustain our non-GAAP operating break-even and move closer to positive cash flow,” said Matt Booth, CEO of Urgently.

First Quarter 2025 Updates:

•
Revenue of $31.3 million, a decrease of 22% year over year.
•
Gross profit of $8.0 million, a decrease of 15% year over year.
•
Gross margin of 26% compared to 23% in the prior year period.
•
GAAP operating expenses of $10.4 million, an improvement of 41%, compared to $17.7 million in the prior year period.
•
Non-GAAP operating expenses of $8.4 million, an improvement of 42%, compared to $14.5 million in the prior year period.
•
GAAP operating loss of $2.4 million compared to $8.3 million in the prior year period, an improvement of 71%.
•
Non-GAAP operating loss of $0.4 million, an improvement of 93%, compared to $5.1 million in the prior year period.
•
Approximately 189,000 dispatches completed.
•
Consumer satisfaction score of 4.6 out of 5 stars.

Earnings Conference Call

Urgently will host a conference call to discuss the first quarter 2025 financial results on May 13, 2025 at 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing 1-877-317-6789 (USA) or 1-412-317-6789 (International). The replay will be available via webcast through Urgently’s Investor Relations website at https://investors.geturgently.com.

About Urgently

Urgently is focused on helping everyone move safely, without disruption, by safeguarding drivers, promptly assisting their journey, and employing technology to proactively avert possible issues. The company’s digitally native software platform combines location-based services, real-time data, AI and machine-to-machine communication to power roadside assistance solutions for leading brands across automotive, insurance, telematics and other transportation-focused verticals. Urgently fulfills the demand for connected roadside assistance services, enabling its partners to deliver exceptional user experiences that drive high customer satisfaction and loyalty, by delivering innovative, transparent and exceptional connected mobility assistance experiences on a global scale. For more information, visit www.geturgently.com.

For media and investment inquiries, please contact:

Press: media@geturgently.com

Investor Relations: investorrelations@geturgently.com

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we believe Non-GAAP Operating Expenses and Non-GAAP Operating Loss are useful to investors in evaluating our operating performance. We use the non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that the non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, may be helpful to investors because they provide consistency and comparability with past financial performance and meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. The non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures used by other companies. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, which could reduce the usefulness of the non-GAAP financial measures presented herein as a tool for comparison.

A reconciliation is provided below for each of the non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to our most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. We define Non-GAAP Operating Expenses as operating expenses, excluding depreciation and amortization expense, stock-based compensation expense, and non-recurring charges (or income) such as transaction and restructuring costs. We define Non-GAAP Operating Loss as operating loss, excluding depreciation and amortization expense, stock-based compensation expense, and non-recurring charges (or income) such as transaction and restructuring costs.

For a discussion of Non-GAAP Operating Expenses and Non-GAAP Operating Loss, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Urgently’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which will be filed with the Securities and Exchange Commission (the “SEC”) by May 15, 2025.

Forward Looking Statements

This press release contains or may contain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or Urgently’s future financial or operating performance. Such statements are based upon current plans, estimates and expectations of management of Urgently in light of historical results and trends, current conditions and potential future developments, and are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Forward-looking terms such as “may,” “will,” “could,” “should,” “would,” “plan,” “potential,” “intend,” “anticipate,” “project,” “predict,” “target,” “believe,” “continue,” “estimate” or “expect” or the negative of these words or other words, terms and phrases of similar nature are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

All statements, other than historical facts, including, without limitation, statements regarding Urgently’s expected revenue growth, cash flow and non-GAAP operating loss break-even, and any assumptions underlying any of the foregoing, are forward-looking statements.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with our ability to raise funds through future financings and the sufficiency of our cash and cash equivalents to meet our liquidity needs; our history of losses; our limited operating history; our ability to service our debt, comply with our debt agreements and refinance our obligations under such agreements, including by successfully deploying the capital from the new credit facility and repaying our new and existing debt facilities; our ability to retain customers and expand existing customers’ use of our platform; our ability to attract new customers; our ability to expand into new solutions, technologies and geographic regions; our ability to adequately forecast consumer demand and optimize our network of service providers; our ability to compete in the markets in which we participate; our ability to comply with laws and regulations applicable to our business; our ability to continue as a going concern; our ability to develop and maintain an effective system of internal controls and procedures and accurately report our financial results in a timely manner; our ability to maintain the listing of our common stock on the Nasdaq Stock Market LLC; and expectations regarding the impact of weather events, natural disasters or health epidemics, including the war between Hamas and Israel, on our business. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including in our annual report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 14, 2025, as amended by our annual report on Form 10-K/A, which was filed with the SEC on April 17, 2025, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$6,410	$14,179
Accounts receivable, net	23,506	22,890
Prepaid expenses and other current assets	2,900	3,687
Total current assets	32,816	40,756
Right-of-use assets	681	810
Property, equipment and software, net	1,529	1,577
Capitalized software costs, net	5,291	4,637
Intangible assets, net	4,006	4,396
Other non-current assets	2,109	1,895
Total assets	$46,432	$54,071

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,160	$2,900
Accrued expenses and other current liabilities	15,783	19,991
Current lease liabilities	371	446
Current portion of long-term debt, net	13,198	14,257
Total current liabilities	32,512	37,594
Long-term lease liabilities	406	466
Long-term debt, net	40,381	39,883
Derivative liability	471	—
Other long-term liabilities	8,740	7,798
Total liabilities	82,510	85,741
Stockholders’ deficit:
Common stock	1	1
Additional paid-in capital	168,201	167,125
Accumulated deficit	(204,280)	(198,796)
Total stockholders’ deficit	(36,078)	(31,670)
Total liabilities and stockholders’ deficit	$46,432	$54,071

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$31,272	$40,092
Cost of revenue	23,283	30,741
Gross profit	7,989	9,351
Operating expenses:
Research and development	1,968	4,243
Sales and marketing	703	2,019
Operations and support	2,411	4,321
General and administrative	4,368	6,014
Depreciation and amortization	986	1,102
Total operating expenses	10,436	17,699
Operating loss	(2,447)	(8,348)
Other income (expense), net:
Interest expense, net	(3,277)	(3,789)
Change in fair value of derivative liability	37	—
Change in fair value of accrued purchase consideration	77	821
Loss on debt extinguishment	—	(1,405)
Income from equity method investment	150	—
Other expense, net	(5)	(255)
Total other expense, net	(3,018)	(4,628)
Loss before income taxes	(5,465)	(12,976)
Provision for income taxes	19	39
Net loss	$(5,484)	$(13,015)

Loss per share, basic and diluted	$(4.69)	$(11.69)

Non-GAAP Financial Measures

(in thousands)

(unaudited)

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended March 31,
	2025	2024
Operating expenses	$10,436	$17,699
Less: Depreciation and amortization expense	(986)	(1,102)
Less: Stock-based compensation expense	(538)	(718)
Less: Non-recurring transaction costs	(375)	(726)
Less: Restructuring costs	(174)	(699)
Non-GAAP operating expenses	$8,363	$14,454

Reconciliation of Operating Loss to Non-GAAP Operating Loss

	Three Months Ended March 31,
	2025	2024
Operating loss	$(2,447)	$(8,348)
Add: Depreciation and amortization expense	986	1,102
Add: Stock-based compensation expense	538	718
Add: Non-recurring transaction costs	375	726
Add: Restructuring costs	174	699
Non-GAAP operating loss	$(374)	$(5,103)